As filed with the Securities and Exchange Commission on July 27, 2005
                                                       Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            LONGVIEW FIBRE COMPANY
            (Exact name of registrant as specified in its charter)

             Washington                                        91-0298760
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                        Identification Number)


                                 300 Fibre Way
                          Longview, Washington 98632
                                (360) 425-1550
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ___________________________________

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                      ___________________________________

                                 R. B. Arkell
                 Senior Vice President - Industrial Relations
                              and General Counsel
                            Longview Fibre Company
                                 300 Fibre Way
                          Longview, Washington 98632
                                (360) 425-1550

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              __________________

                                   Copy to:

                            Rodd M. Schreiber, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                             333 West Wacker Drive
                            Chicago, Illinois 60606
                                (312) 407-0700
                              __________________

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.
                              __________________

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              __________________


                                         CALCULATION OF REGISTRATION FEE
|------------------------------------------------|--------------------------------|---------------------------|
|      Title of Each Class of Securities to      | Proposed Maximum Aggregate     | Amount of Registration Fee|
|                  be Registered                 | Offering Price (1) (2) (3) (4) |                           |
|------------------------------------------------|--------------------------------|---------------------------|
|Common Stock (5), Preferred Stock, Debt         |                                |                           |
|Securities, Stock Purchase Contracts, Stock     |                                |                           |
|Purchase Units..................................|        $1,000,000,000          |        $117,700           |
|------------------------------------------------|--------------------------------|---------------------------|
|Guarantees of Debt Securities of Longview (6)...|            N/A                 |          N/A              |
|------------------------------------------------|--------------------------------|---------------------------|

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.(D) to Form S-3.

(2) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000 or the equivalent thereof in foreign currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $1,000,000,000 or the equivalent thereof in foreign currencies, less the dollar amount of any other securities issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) There is being registered hereunder such indeterminate number or amount of shares of common stock, shares of preferred stock, debt securities, stock purchase contracts and stock purchase units of Longview Fibre Company ("Longview") as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(5) Associated with the common stock of Longview are rights to purchase common stock of Longview pursuant to Longview's rights plan that will not be exercisable or evidenced separately from the common stock of Longview prior to the occurrence of certain events. No separate consideration will be received by Longview for the initial issuance of the rights to purchase its common stock.

(6) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is required in respect of guarantees of the debt securities of Longview that are currently being registered.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                       TABLE OF ADDITIONAL REGISTRANTS

                                               Primary Standard
                                 State of        Industrial      I.R.S. Employer
                               Incorporation   Classification     Identification
Name of Additional Registrant  or Formation      Code Number         Number
-----------------------------  -------------   ----------------  ---------------

[Flag]
===============================================================================
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
===============================================================================

                  SUBJECT TO COMPLETION, DATED JULY 27, 2005


PROSPECTUS


                            [LOGO GRAPHIC OMITTED]

                            LONGVIEW FIBRE COMPANY

                                $1,000,000,000

                                Debt Securities
                                 Common Stock
                                Preferred Stock
                           Stock Purchase Contracts
                             Stock Purchase Units

         We may offer, issue and sell from time to time, together or separately, at an aggregate initial offering price which will not exceed $1,000,000,000, our debt securities, which may be senior debt securities or subordinated debt securities; shares of our common stock; shares of our preferred stock, which we may issue in one or more series; contracts to purchase shares of our common stock or preferred stock; and stock purchase units consisting of (a) a stock purchase contract and/or (b) debt securities or debt obligations of third parties (including U.S. treasury securities, other stock purchase contracts or common stock) that would secure the holders' obligations to purchase or to sell, as the case may be, shares of our common stock or preferred stock under the stock purchase contract.

         We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

         THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

         We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers or shareholders. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

         Investing in our securities involves risks. You should carefully read the section entitled "Risk Factors" beginning on page 6 before you make an investment in our securities.

         Our common stock is listed on the New York Stock Exchange under the trading symbol "LFB." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is                   , 2005

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ABOUT THIS PROSPECTUS.......................................................1

WHERE YOU CAN FIND MORE INFORMATION.........................................1

FORWARD-LOOKING STATEMENTS..................................................3

LONGVIEW FIBRE COMPANY......................................................5

THE REIT CONVERSION.........................................................5

RISK FACTORS................................................................6

USE OF PROCEEDS............................................................17

RATIO OF EARNINGS TO FIXED CHARGES.........................................17

DESCRIPTION OF DEBT SECURITIES.............................................18

DESCRIPTION OF CAPITAL STOCK...............................................30

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS...........38

FEDERAL INCOME TAX CONSIDERATIONS..........................................39

PLAN OF DISTRIBUTION.......................................................54

LEGAL MATTERS..............................................................57

EXPERTS....................................................................57


         Unless otherwise stated or the context otherwise requires, references in this prospectus to "Longview," "we," "our," and "us" refer to Longview Fibre Company and its direct and indirect subsidiaries.

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000, or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Our principal executive offices are located at 300 Fibre Way, Longview, Washington 98632, and our telephone number is (360) 425-1500.

         This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Longview, that is available over the Internet at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange ("NYSE") under the trading symbol "LFB." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about us, including our press releases, SEC filings and annual reports, are available at no charge through our web site at www.longviewfibre.com. Information on our web site is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

         The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. We incorporate by reference the following documents that we have filed with the
SEC:

         o Annual Report on Form 10-K for the fiscal year ended October 31, 2004;

         o Amendment No. 1 on Form 10-Q/A for the quarterly period ended January 31, 2005 filed on June 8, 2005;

         o Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005;

         o Current Reports on Form 8-K filed on May 25, 2005 and June 24, 2005 and on Form 8-K/A filed on June 6, 2005;

         o the description of our common stock contained in the Registration Statement on Form 8-A dated March 1, 1989 under
              Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or other reports filed with the SEC for the purpose of updating such description; and

         o the description of our common stock purchase rights contained in the Registration Statement on Form 8-A dated February 18, 1999 under Section 12(b) of the Securities Exchange Act of 1934, including any amendments or other reports filed with the SEC for the purpose of updating such description.

         Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Longview Fibre Company, Attn: L.J. McLaughlin, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

                          FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan," "believe," "propose" or other similar words or expressions. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to:

         o our ability to achieve our strategies and the results of these strategies;

         o    actual log harvest levels and customer and product focus;

         o    our dependence on timber resources;

         o changes or growth in the general domestic and foreign economy, the forest products industry or the specific markets into which we sell products;

         o our failure to achieve anticipated improvements in operating results and earnings and expected cost reductions;

         o our having sufficient resources to fund operations and meet debt payment obligations and capital expenditure requirements;

         o our working capital needs, including inventory levels and raw material requirements;

         o unanticipated changes in pricing and market conditions for our products, energy and certain raw materials, including changes in log, paper, paperboard and converted products pricing and demand;

         o our ability to achieve anticipated reductions in the amount of natural gas purchased from third parties;

         o our ability to improve reliability and uptime of equipment, creating a more steady operation and better management of raw material purchases;

         o our ability to achieve anticipated savings and improvements from various business improvement projects and programs within the expected time frames or at all;

         o unexpected capital expenditures and the timing of completion and results of capital expenditure projects;

         o our ability to reduce debt and prioritize the use of excess cash to reduce debt;

         o    expected sales of power;

         o possible effects of changes in currency exchange rates between the U.S. dollar and currencies of important export markets;

         o cost of compliance with environmental regulations and effects of environmental contingencies, litigation and regulations on our financial conditions and results of operations and our competitive position;

         o developments in the world, national, or regional economy or involving our customers or competitors affecting supply of or demand for our products, energy or raw materials, including the level of interest rates and new housing starts;

         o implementation or revision of government policies affecting the environment, import and export control and taxes;

         o changes in harvest conditions or regulations effecting our timber operations;

         o    adverse weather conditions;

         o    availability of excess cash to pay dividends;

         o    unforeseen maintenance on capital assets;

         o    unforeseen developments in our business;

         o adverse changes in the capital markets or interest rates affecting the cost or availability of financing;

         o    disasters and other unforeseen events;

         o potential changes in tax laws affecting real estate investment trusts ("REITs") that could reduce the tax benefits associated with being a REIT;

         o the occurrence of events that require a change in the timing of the REIT election;

         o our actual pre-REIT earnings and profits could vary from estimates resulting in a lower or higher shareholder distribution;

         o our ability to satisfy complex technical rules in order to qualify for or maintain REIT status and to operate effectively within the limitations imposed by those rules; and

         o the expected heightened sensitivity of our stock price to our ability to maintain and increase our dividend.

         When considering forward-looking statements, you should also keep in mind the "Risk Factors" and other cautionary statements and factors noted throughout this prospectus which could cause our actual results to differ significantly from those contained in any forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. We cannot guarantee future results, levels of activity, performance or achievements. Except to the extent required by law, we do not undertake any obligation to update any of the forward-looking statements contained or incorporated by reference in this prospectus.

                            LONGVIEW FIBRE COMPANY

         We are a diversified timberlands manager and paper and container manufacturer. Using sustainable forestry methods, we own and manage approximately 585,000 acres of softwood timberlands predominantly located in western Washington and Oregon, primarily for the sale of logs to the U.S. and Japanese markets. Our manufacturing facilities include a pulp-paper mill at Longview, Washington; a network of converting plants; and a sawmill in central Washington. Our products include: logs; corrugated and solid-fiber containers; commodity and specialty kraft paper; paperboard; and dimension and specialty lumber.

         Please read "The REIT Conversion" for a discussion of certain transactions we will undertake to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

         Longview Fibre Company was incorporated in the State of Washington in 1990 as a successor to a company of the same name incorporated in the State of Delaware in 1926. Our principal executive offices are located at 300 Fibre Way, Longview, Washington 98632. Our telephone number is (360) 425-1550. Our web site address is www.longviewfibre.com. Information on our web site does not constitute part of this prospectus.

                              THE REIT CONVERSION

         On July 27, 2005, our board of directors, after reviewing various strategic alternatives, authorized us to take the steps necessary to qualify as a REIT for federal income tax purposes effective January 1, 2006.

         In order to qualify as a REIT, we will need to move our non-qualifying REIT assets to one or more wholly-owned taxable corporate subsidiaries ("TRSs"). These non-qualifying REIT assets consist principally of our various manufacturing facilities, our converting plants, our sawmill and the related businesses and operations.

         Additionally, in order to be eligible to elect REIT status, we anticipate providing shareholders with a special distribution of our non-REIT earnings and profits ("E&P") attributable to taxable years ending prior to January 1, 2006, the expected effective date of our election to be treated as a REIT (the "E&P Distribution"). We anticipate that the E&P Distribution will be taxable as a dividend to our shareholders. We believe that the E&P Distribution will be valued between approximately $350 million and $400 million. Shareholders will have the opportunity to elect to receive the E&P Distribution in cash, shares or a combination of the two. The aggregate cash payment to be received by all shareholders in the E&P Distribution will be limited to approximately 20% of the E&P Distribution. The share portion of the E&P Distribution will increase the number of our shares outstanding. A prospectus supplement relating to the E&P Distribution will describe the E&P Distribution in greater detail.

                                 RISK FACTORS

         An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in this prospectus, any accompanying prospectus supplement and the reports that we file with the SEC, together with the other information we include or incorporate by reference in this prospectus and any prospectus supplement, before buying any of the securities offered hereby. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Forward-Looking Statements."

Risks Relating to Our Business

Cyclical industry conditions and commodity pricing have adversely affected and may continue to adversely affect our financial condition and results of operations.

     Our operating results reflect the general cyclical and seasonal pattern of the forest, paper and packaging products industries. Most of our products are commodity products and are subject to competition from other timber companies and paper and paperboard products manufacturers worldwide. Historically, prices for our products have been volatile, and we, like other participants in the forest, paper and packaging products industries, have limited influence over the timing and extent of price changes for our products. Product pricing is significantly affected by the relationship between supply and demand in the forest, paper and packaging products industries. Product supply is influenced primarily by fluctuations in available manufacturing capacity. Demand is affected by the state of the economy in general and a variety of other factors. The demand for our timber is primarily affected by the level of new residential construction activity and home repair and remodeling activity. Demand for our paper and packaging products is primarily affected by the state of the global economy in general and the economies in North America and East Asia in particular. A prolonged and severe weakness in the markets for one or more of our principal products could seriously harm our financial condition and results of operations and our ability to satisfy our cash requirements, including the payment of interest and principal on our debt, as well as our ability to pay dividends.

Our industries are highly competitive and subject to wide price fluctuations that could adversely affect our results of operations.

     The forest, paper and packaging products industries are highly competitive globally, including significant competition from non-wood and engineered wood products, and no single company is dominant. These industries have suffered, and continue to suffer, from excess capacity. Profitability of our manufacturing segment depends in part on our ability to operate our manufacturing facilities efficiently, and our Longview mill near full capacity. During fiscal year 2004, our Longview mill operated at 76% of capacity. These industries are also capital intensive, which leads to high fixed costs and generally results in continued production as long as prices are sufficient to cover marginal costs. Our competitors include large, vertically integrated forest, paper and packaging products companies and numerous smaller companies. Larger companies that compete with us in each of our markets may be better able to withstand the adverse nature of the business cycle because they may have greater financial and operating resources than we do, have less leverage than we do and own more timberlands than we do.

     In the past, we have seen significant competition in our export markets as our global competitors have benefited from the strength of the U.S. dollar relative to their currencies. These conditions have contributed to substantial price competition and volatility within our industry, especially during periods of reduced demand. During fiscal years 2003 and 2004, the U.S. dollar weakened. This had a positive effect on our export business, particularly on European competition in the Japanese lumber market where Japanese buyers had an advantage purchasing U.S. wood products. If the U.S. dollar strengthens relative to the currencies of our global competitors now or in the future, future decreases in prices for our products would adversely affect our operating results. These factors, coupled with our leveraged position, may harm our ability to respond to competition and other market conditions.

Price fluctuations in raw materials could adversely affect our ability to cost effectively obtain the materials needed to manufacture our products.

     The most significant raw material used in our operations is fiber, including wood, recycled and other fiber, which during fiscal year 2004 accounted for 38.5% of our costs of products produced in our paper and paperboard segment, not including shipping, warehousing and outward freight. We obtained approximately 87% of our wood fiber requirements at open market prices during fiscal year 2004. We also obtained almost all of our recycled fiber on the open market. Wood and recycled fiber are both subject to commodity pricing, which fluctuates on the basis of market factors over which we have no control. In addition, the cost of fiber that we purchase in the market has at times fluctuated greatly because of economic or industry conditions, particularly the conditions in the Pacific Northwest, where we purchase most of our fiber. Further, our access to wood fiber could be adversely affected by consolidation of sawmills in the Pacific Northwest that supply wood fiber to our Longview mill, mill closures due to oversupplied domestic lumber markets, as well as more stringent environmental or other regulations affecting the supply or cost of timber to those sawmills. We may not be able to pass any future raw material cost increases through to our customers through product price increases. Increased costs of raw materials, and our inability to pass increased costs through to our customers could harm our financial condition, results of operations and cash flow.

Our operations require substantial capital and our capital resources may not be adequate to provide for all of our cash requirements.

     Our operations require substantial capital. Capital requirements for expansion, replacement and maintenance of existing facilities or equipment or to comply with existing and future changes in environmental laws and regulations may be substantial. Although we maintain our equipment with regular periodic and scheduled maintenance, we cannot be sure that key pieces of equipment will not need to be repaired or replaced or that we will not incur significant additional costs associated with environmental compliance. The costs of repairing or replacing equipment and the associated downtime of an affected production line could harm our financial condition, results of operations and cash flow. If our future capital resources are inadequate to provide for our operating needs, capital expenditures and other cash requirements on economic terms, our business, financial condition, results of operations and cash flow could be harmed.

We are subject to significant environmental regulation and compliance expenditures and liabilities.

     Our businesses are subject to many federal, state and local environmental, health and safety laws and regulations, particularly with respect to the restoration and reforestation of timberlands, harvesting timber near waterways, discharges of pollutants and emissions, and the management, disposal and remediation of hazardous substances or other contaminants. Compliance with these laws and regulations is a significant factor in our business and we have incurred, and expect to continue to incur, significant expenditures to remain in compliance. For instance, in fiscal 2005 we expect to incur approximately $10 million of capital expenditures and approximately $8 million of operating and other non-qualified expenditures relating to environmental matters. We expect that the environmental laws and regulations to which we are subject will become more stringent and more stringently enforced in the future and may reduce the amount of timber available for harvesting. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions.

     In Washington state, we are required to file a Forest Practice Application for each unit of timber to be harvested. These applications may be denied or restricted by the regulatory agency or appealed by other parties, including citizen groups. Appeals or actions of the regulatory agencies could delay or restrict timber harvest activities pursuant to these permits. Delays or harvest restrictions on a significant number of applications could have an adverse effect on our operating results.

     Some environmental laws and regulations impose liability and responsibility on present and former owners, operators or users of facilities and sites for contamination at such facilities and sites without regard to causation or knowledge of contamination. Investigations may lead to discoveries of contamination that must be remediated, and closures of facilities may trigger compliance requirements that are not applicable to operating facilities. Consequently, we cannot be sure that existing or future circumstances or developments with respect to contamination, including unanticipated discovery of contamination or discharges of hazardous substances, will not require significant expenditures by us or that internally generated funds or other sources of liquidity and capital will be sufficient to fund unforeseen environmental liabilities or expenditures.

     Some environmental laws permit individuals, citizens groups and other third parties to file claims against us based upon alleged violations of laws or damages to property stemming from contamination, or upon alleged injury to persons stemming from exposure to hazardous substances used or otherwise controlled by us. We may be required to expend significant sums to defend and/or settle existing or future claims.

     Environmental groups and other interested individuals may intervene in the regulatory processes in the states where we own timberlands. In Washington state, environmental groups and other interested individuals may appeal individual Forest Practice Applications or file petitions with the Forest Practices Board to challenge the regulations under which forest practices are approved. The same persons may also file or threaten to file lawsuits that seek to prevent us from implementing our operating plans, including seeking orders entirely preventing or restricting our ability to harvest our timberlands. Delays or restrictions due to the intervention of environmental groups or interested individuals could adversely affect our operating results.

     The Federal Endangered Species Act and counterpart state legislation protect species threatened with possible extinction. Protection of endangered species habitat includes restrictions on timber harvesting and related activities. A number of species indigenous to the Pacific Northwest have already been protected under the Endangered Species Act, including the northern spotted owl, marbled murrelet, mountain caribou, grizzly bear, goshawk, bald eagle, and various anadromous fish species. Some of these species, including the northern spotted owl, marbled murrelet, and goshawk, are found in some of our timberlands, requiring us to adjust the harvest schedules on some of our timberland resources. There can be no assurance that additional species within our timberlands will not subsequently receive protected status under the Endangered Species Act or that more members of species currently protected will not be discovered within our timberlands, requiring us to refrain from harvesting timber on additional acres.

High energy costs could adversely affect our results of operations.

     Energy costs are a significant variable operating expense for us and are susceptible to rapid and substantial price increases and volatility. Although our costs for energy declined during fiscal year 2004, they remain at relatively high levels and could rapidly increase. Should energy costs increase in future periods, we may not be able to pass all increased energy costs through to our customers. In addition, the primary contracts pursuant to which we advantageously purchased and sold power in the past have expired and, under current terms, we have less flexibility in our ability to mitigate the costs of energy used by our facilities.

Changes in the value of the U.S. dollar relative to other currencies and offshore manufacturing could result in fluctuations in the price of and the demand for our products.

     While all of our sales are made in U.S. dollars, a portion of our sales are made to customers operating in markets that use currencies other than U.S. dollars. For the fiscal year 2004, exports accounted for approximately 12.7% of our total sales. Of this amount, 5.5% of our total sales came from log export sales, all to Japan, and 7.1% of our total sales came from export sales of paper and paperboard, primarily to Hong Kong, Canada and Southeast Asia. In fiscal year 2004, the continued weakening of the U.S. dollar relative to the currencies of these countries has helped our products be more competitive in the export market.

However, strengthening in the value of the U.S. dollar relative to the currencies of these countries could make it more expensive for our customers operating in foreign markets to purchase our products, could make our products less price competitive with our foreign competitors and could consequently reduce the demand for our products. In addition, adverse currency valuations could make paper and paperboard from foreign competitors more price competitive in the U.S. market. This situation has caused, and from time to time in the future may cause, excess supply of paper and paperboard in the United States, which, in turn, would likely result in a decrease in U.S. paper and paperboard prices.

     Although we believe the migration of domestic manufacturing to offshore locations slowed due to the weakening of the U.S. dollar, we could be adversely affected by the pricing of and demand for our products domestically should further migration occur.

Our debt level could adversely affect our cash flow and prevent us from responding to economic, industry or competitive conditions and funding operational requirements.

     We have a large amount of debt. At April 30, 2005, we had $442.8 million of total borrowed debt. This amount of debt could have important consequences. For example, it could:

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements and to pay dividends;

         o limit our flexibility in planning for, or reacting to, changes in our business and the forest, paper and packaging products industries, which may place us at a competitive disadvantage compared with competitors that have less debt; and

         o limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

Natural disasters or other events may cause losses to our timber holdings or limit our ability to harvest our timber.

     The volume and value of timber that can be harvested from our lands may be limited by natural disasters and other events such as fire, volcanic eruptions, insect infestation, disease, ice storms, wind storms, flooding, other weather conditions and other causes. The occurrence of any of these events could harm our business, financial condition and results of operations. Further, as is typical in the industry, we do not maintain insurance for any loss of our standing timber from natural disasters or other causes. In addition, fire and other natural disasters in adjacent or nearby timberlands may limit our access to, or impede our ability to, harvest our timber. In periods of poor logging conditions, we may harvest less timber than expected, thus impacting our net sales of timber during that period.

Our business and financial performance may be harmed by future labor disruptions and economically unfavorable collective bargaining agreements.

     Over 2,000 of our employees, or over 60% of our workforce, are parties to collective bargaining agreements. As a result, there is a risk of work stoppage due to strikes or walkouts. We have 12 collective bargaining agreements expiring at various times through calendar year 2009, including one agreement covering approximately 25 employees that will expire during calendar year 2005. If we suffer work stoppages or we fail to successfully negotiate new and economically favorable collective bargaining agreements when our existing agreements expire, our business, financial condition and results of operations could be materially and adversely affected.

Our pulp and paper mill and all of our paper machines are located at a single complex in Longview, Washington.

     Our pulp and paper mill and all of our paper machines are located at a single complex in Longview, Washington. Since we do not have pulp and paper production elsewhere, a material disruption at our mill could result in a material disruption of our paper making operations. Such disruptions could be caused by:

         o    prolonged power failures;

         o a breakdown of our continuous pulp digesters or recovery furnaces;

         o    chemical spill or release;

         o    disruption of raw material supply;

         o disruptions in the transportation infrastructure including railroad tracks, bridges, pipelines, tunnels and roads; or

         o fires, floods, earthquakes, volcanic eruption or other disasters.

     Although we currently have certain business insurance and replacement value insurance, we cannot assure you that we are adequately insured to cover the total amount of any losses caused by any of the above events. In addition, we are not insured against any losses due to interruptions in our business due to damage to or destruction of our Longview pulp and paper making complex caused by earthquakes or to major transportation infrastructure disruptions or other events that do not occur on our premises. A disruption in our pulp and paper operations would also adversely affect our converting plants, which in fiscal year 2004 obtained approximately 91% of their paper and paperboard requirements from our mill.

Changes in supply, caused by changes in the policies of governmental agencies, may affect timber prices and our revenues

     Some governmental agencies, principally the U.S. Department of Agriculture Forest Service and the U.S. Department of the Interior's Bureau of Land Management, own large amounts of timberlands. If these agencies choose to sell more timber than they have been selling in recent years, timber prices could fall.

Our operating and financial performance are dependant upon key personnel.

     We believe that our success depends, to a significant extent, upon the efforts and abilities or our senior operating management team. A failure to retain the members of our senior operating management team could adversely affect our operating and financial performance.

A significant portion of the timberlands that we own and manage is concentrated in a limited geographic area.

     We own and manage approximately 585,000 acres of timberlands in nine tree farms in Oregon and Washington. Accordingly, if the level of production from these tree farms substantially declines, because of adverse growing or harvesting conditions in the Northwest or otherwise, it could have a material adverse effect on our overall production levels and our revenues.

We have not yet completed our Sarbanes-Oxley Act review of internal controls; we may still identify material weaknesses.

     Section 404 of the Sarbanes-Oxley Act of 2002 and rules adopted by the Public Company Accounting Oversight Board ("Section 404") require us to provide a report about our internal controls and procedures for financial reporting beginning with the fiscal year ending October 31, 2005. The report must state management's responsibility for establishing and maintaining effective internal controls and procedures for financial reporting and contain their conclusions on the effectiveness of these controls. In addition, our independent auditor must attest to, and report on, management's evaluations.

     We are currently undergoing a comprehensive effort, including internal control documentation and review under the direction of senior management, to ensure compliance with Section 404. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. A weakness in our internal controls led to an inventory valuation error and subsequent restatement of our first quarter fiscal 2005 financial statements. While we believe we have taken steps to remediate this internal control issue, we are in the process of upgrading certain business systems to improve the quality and efficiency of some of our other internal control procedures. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain, or unanticipated costs incurred to achieve and maintain, an effective internal control environment could have a material adverse effect on our business, operating results and/or stock price.

Risks Relating to the REIT Conversion

If we fail to qualify as a REIT or fail to remain qualified as a REIT, we will have reduced funds available for distribution to our shareholders and our income will be subject to taxation at regular corporate rates.

     We are not currently a REIT. Our board of directors has authorized us to take the steps necessary to elect to be taxed as a REIT, effective for our taxable year commencing January 1, 2006. In order to qualify as a REIT, we will need to move our non-qualifying REIT assets to one or more TRSs. These non-qualifying REIT assets consist principally of our various manufacturing facilities, our converting plants, our sawmill and the related businesses and operations. While we intend to organize and operate in such a manner as to qualify for taxation as a REIT, no assurance can be given by us that our REIT conversion can be completed by January 1, 2006.

     Although we do not intend to request a ruling from the Internal Revenue Service (the "IRS") as to our qualification as a REIT, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") in the future to the effect that following the proposed transactions for the REIT conversion, we will operate so as to qualify as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. Any opinion of Skadden, Arps would represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps or us that we will so qualify for any particular year. Any opinion of Skadden, Arps would be expressed as of the date issued and would not cover subsequent periods. Counsel would have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

     Furthermore, both the validity of any opinion of Skadden, Arps and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis, all of the results of which will not be monitored by Skadden, Arps. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. There can be no assurance that the IRS will not contend that any interests in any TRSs or securities of other issuers will not cause a violation of the REIT requirements.

     If in any taxable year we fail to qualify as a REIT,

         o we will not be allowed a deduction for distributions to shareholders in computing our taxable income; and

         o we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.

     Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of our common stock. In addition, we will be disqualified from treatment as a REIT for the four taxable years following the year during which the qualification was lost, unless we are entitled to relief under certain statutory provisions. As a result, net income and the funds available for distribution to our shareholders could be reduced for up to five years or longer, which would have an adverse impact on the value of our common stock.

Our cash dividends are not guaranteed and may fluctuate.

     REITs generally are required to distribute only 90% of their ordinary taxable income and not their net capital gains income. As a REIT, we expect that for the foreseeable future, our income will consist primarily of net capital gain. Consequently, we could elect to retain rather than distribute all or a portion of our net long-term capital gains. The effect of this election is that:

         o we would be required to pay the tax on such gains at regular corporate rates;

         o our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a refundable credit for their share of the tax paid by us; and

         o the basis of a shareholder's stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

     Accordingly, because of the expected nature of our income, we may not be required to distribute material amounts of cash to qualify as a REIT. Our board of directors, in its sole discretion, will determine the amount of the quarterly dividends to be provided to our shareholders based on consideration of a number of factors including, but not limited to, our results of operations, cash flow and capital requirements, economic conditions, tax considerations, borrowing capacity and other factors, including debt covenant restrictions that may impose limitations on cash payments, future acquisitions and divestitures, harvest levels, changes in the price and demand for our products and general market demand for timberlands. Consequently, our dividend levels may fluctuate. If we lower our dividend or elect or are required to retain rather than distribute our income, our stock price could be adversely affected.

The current market price of our common shares may not be indicative of the market price of our common shares following the E&P Distribution and REIT conversion.

     Our current share price may not be indicative of how the market will value our common shares following the REIT conversion because of the effect of the actual distribution of shares of our common stock and cash in connection with the E&P Distribution, the change in our organization from a taxable corporation to a REIT and of our REIT dividend policy, when implemented. In addition, the current stock price of Longview reflects the current market valuation of Longview's current business and assets and does not necessarily take into account the changes in Longview's business and operations or the payment of REIT dividends that will occur in connection with and following the REIT conversion. Longview's current stock price also is affected by general market conditions and the economic and market perception of REIT stocks.

Because the timing of the REIT conversion is not certain, we may not realize the anticipated tax benefits from the REIT conversion effective January 1, 2006.

     The timing of the REIT conversion will depend on our ability to successfully complete the required transactions for qualification as a REIT. We anticipate that the REIT conversion will be effective no later than January 1, 2006, although we cannot assure you that the effective date of the conversion will not be delayed. If the transactions contemplated by the conversion are delayed, we may not be qualified to elect REIT status effective January 1, 2006. Consequently, the benefits attributable to our status as a REIT, including our ability to reduce our corporate-level federal income tax, would not commence January 1, 2006, and we would continue to pay corporate-level income taxes in 2006. In addition, any delay in our ability to qualify as a REIT could affect our ability to increase our dividends to shareholders over historical levels until such time, if ever, such election becomes effective.

There are uncertainties relating to the estimate of our E&P Distribution.

     In order to qualify as a REIT, we will be required to make the E&P Distribution prior to the end of our first taxable year as a REIT, which we expect will be the taxable period ending December 31, 2006. Although we plan on making the E&P Distribution before we elect to be treated as a REIT, failure to make the E&P Distribution before December 31, 2006 would result in our disqualification as a REIT. The determination of the amount to be distributed in the E&P Distribution is a complex factual and legal determination. We may have less than complete information at the time we undertake our analysis or may interpret the applicable law differently than the IRS. We currently believe and intend that our E&P Distribution will equal the amount required to be distributed in order to satisfy the requirements relating to the distribution of E&P. There are, however, substantial uncertainties relating to the determination of our E&P Distribution, including the possibility that the IRS could, in any audits for tax years through 2006, successfully assert that our taxable income should be increased, which would increase our E&P. Thus, we cannot assure you that we will satisfy the requirement that we distribute all of our E&P by the close of our first taxable year as a REIT. Moreover, although there are procedures available to cure a failure to distribute all of our E&P, we cannot now determine whether we will be able to take advantage of them or the economic impact on us of doing so.

The E&P Distribution could be treated for tax purposes as a nontaxable stock dividend, which would preclude an effective distribution of E&P.

     Although we believe that the E&P Distribution will be taxable in its entirety, the IRS could argue that the imposition of the limit on the cash component of the E&P Distribution causes a portion of the common stock component of the E&P Distribution to be treated as a non-taxable stock dividend. This assertion, if upheld, would reduce the amount of our E&P distributed through the E&P Distribution, and may require us to incur additional expenses and make an additional distribution when we lack the financial wherewithal to do so, or at a time when the tax rate would be less advantageous to our shareholders. An IRS assertion that the distribution of common stock was not a taxable distribution, if successful, would also result in a holder not having been required to recognize income. We have not requested a ruling from the IRS with respect to the E&P Distribution, and the statements and conclusions described above are not binding on the IRS.

The extent of our proposed use of TRSs may affect the price of our common shares relative to the share price of other REITs.

     Following our election to be taxed as a REIT, we intend to conduct a portion of our business activities through one or more TRSs. TRSs are corporations subject to corporate-level tax. Our use of TRSs will enable us to engage in non-REIT qualifying business activities such as the production and sale of specialty paper and containers, sales of timberlands (as a dealer) and sales of logs. However, under the Internal Revenue Code of 1986, as amended (the "Code"), no more than 20% of the value of the assets of a REIT may be represented by securities of one or more TRSs. This limitation may affect our ability to make investments in non-REIT qualifying operations. Furthermore, our use of TRSs may cause the market to value our common shares differently than the shares of other REITs, which may not use TRSs as extensively as we will use them.

Our management has never operated a REIT.

     Although our officers and directors have substantial experience in the timber industry and managing timberlands, no member of our management team has prior experience operating a REIT.

Lack of shareholder ownership and transfer restrictions in our articles of incorporation may affect our ability to qualify as a REIT.

     In order to qualify as a REIT, an entity cannot have five or fewer individuals who own, directly or indirectly after applying attribution of ownership rules, 50% or more of its outstanding voting shares. Although it is not required by law or the REIT provisions of the Code, many existing REITs have adopted ownership and transfer restrictions in their articles of incorporation or organizational documents which prevent five or fewer individuals from owning, directly or indirectly, 50% or more of the outstanding voting shares of these entities. While we are not currently in violation of this ownership limitation, we do not have, nor do we currently plan on adopting, share ownership and transfer restrictions. As such, the possibility exists that five or fewer individuals could acquire 50% or more of our outstanding voting shares, which could result in our failure to qualify as a REIT.

Certain of our business activities are potentially subject to prohibited transactions tax or corporate level tax.

     REITs are generally intended to be passive entities and can thus only engage in those activities permitted by the Code, which for Longview generally include: owning and managing a timberland portfolio; growing timber; and selling standing timber. Accordingly, the manufacture and sale by us of wood products, containers, kraft paper, paperboard, certain types of timberlands sales, if any, and the harvest and sales of logs will be conducted through one or more TRSs because such activities generate non-qualifying REIT income and could constitute "prohibited transactions" if such activities were engaged in directly by the REIT. In general, prohibited transactions are defined by the Code to be sales or other dispositions of property held primarily for sale to customers in the ordinary course of a trade or business.

     By conducting our busness in this manner, we believe we will satisfy the REIT requirements of the Code and avoid the 100% tax that could be imposed if a REIT were to conduct a prohibited transaction. We may not always be successful, however, in limiting such activities to any TRSs. Therefore, we could be subject to the 100% prohibited transactions tax if such instances were to occur. The net income of TRSs will be subject to corporate level income tax.

We will have potential deferred and contingent tax liabilities.

     Pursuant to an election that we intend to make under the regulations promulgated by the U.S. Department of the Treasury, referred to in this prospectus as Treasury Regulations, if, during the ten-year period beginning on the first day of the first taxable year for which we qualified as a REIT (expected to be January 1, 2006), we recognize gain on the disposition of any property that we held as of such date, then, to the extent of the excess of (i) the fair market value of such property as of such date over (ii) our adjusted income tax basis in such property as of such date, we will be required to pay a corporate level federal income tax on such gain at the highest regular corporate rate.

     Although we have no present intention to dispose of any property in a manner that would trigger such tax consequences, there can be no assurance that such dispositions will not occur.

     In addition, the IRS may assert liabilities against us for corporate income taxes for taxable years prior to the time we qualify as a REIT, in which case we will owe these taxes plus interest and penalties, if any. Moreover, any increase in taxable income will result in an increase in accumulated E&P, which could require us to pay an additional taxable distribution to our then-existing shareholders within 90 days of the relevant determination.

Legislative or other actions affecting REITs could have a negative effect on us.

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, which may have retroactive application, could adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. Accordingly, we cannot assure you that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly affect our ability to qualify as a REIT or the federal income tax consequences of such qualification.

An investment in our common shares involves other tax issues.

     We may face other tax liabilities as a REIT that reduce our cash flow. Even if we become qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including state or local income, property and transfer taxes, such as mortgage recording taxes. Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we will hold some of our assets through TRSs. TRSs are corporations subject to corporate-level income tax at regular rates.

     State tax laws may not conform to federal tax law. Though we expect to qualify as a REIT in 2006 for federal income tax purposes, our qualification as a REIT under the laws of each individual state will depend, among other things, on that state's conformity with federal tax law. If you live in a state whose tax laws do not conform to the federal tax treatment of REITs, even if we do not do business in that state, cash distributions to you may be characterized as ordinary income rather than capital gains for purposes of computing your state taxes. You should consult with your tax advisor concerning the state tax consequences of an investment in our common shares.

     Capital gains distributions to non-U.S. shareholders are generally subject to withholding. We anticipate that our REIT distributions that are taxable to you, other than the E&P Distribution, will primarily be treated as capital gains. Under the provisions of the Foreign Investment in Real Property Tax Act, which applies to non-U.S. shareholders, capital gain distributions are generally subject to withholding at a rate of 35% to non-U.S. shareholders who own more than 5% of our common stock and 30% to other non-U.S. shareholders unless reduced by an applicable income tax treaty.

Since the total cash payable to shareholders in the E&P Distribution will be limited, your receipt of cash is dependent on the election of others.

     We plan on limiting the total amount of cash available for the E&P Distribution to approximately 20% of the E&P Distribution. The total amount of cash distributed will depend upon the extent to which our shareholders elect to receive cash rather than shares of our common stock. If the total amount of cash elected by our shareholders exceeds the maximum cash available in the E&P Distribution, then the available cash may, to some extent, be prorated among our shareholders making cash elections. Therefore, you may not receive the proportions of the dividend that you elect.

Inability to obtain third party consents may have a material adverse effect.

     We will be required to obtain third-party consents in order to consummate the REIT conversion. These include consents of lenders and, possibly, debt holders, customers, suppliers and others with whom we have a contractual relationship. Given the number of and the length of time it will take to obtain consents, we may complete the REIT conversion prior to completing this process. Our inability to obtain one or more such consents, however, could cause a default under some of our contractual arrangements. Although we will not consummate the REIT conversion unless we believe our inability to obtain one or more consents would not reasonably be expected to have a material adverse effect on our business, financial condition or results of operations, there can be no assurance that such a material adverse effect will not occur, which could reduce the value of our common stock.

We cannot assure you that we will have access to funds to meet our distribution and tax obligations.

     In addition to the E&P Distribution requirement, we will be subject to a 4% nondeductible excise tax on the amount if certain distribution requirements are not met. We also could be required to pay taxes and liabilities attributable to periods and events prior to the REIT conversion and additional taxes in the event we were to fail to qualify as a REIT. In addition, unless we elect to retain earnings, we will generally be required to refinance debt that matures with additional debt or equity. There can be no assurance that sufficient funds, if available at all, would be available to meet our distribution and tax obligations.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

     To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our stock. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments, including investments in the businesses to be conducted by any TRSs.

Risks Specific to Offered Securities

     Risks specific to the securities offered from time to time by us pursuant to this prospectus as supplemented by a prospectus supplement will be described in the applicable prospectus supplement.

                                USE OF PROCEEDS

         Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of capital expenditures, future acquisitions, share repurchases and payment of the E&P Distribution. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our intended qualification as a REIT until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:


                                             Fiscal Year ended October 31,
                     Six Months ended    --------------------------------------
                      April 30, 2005     2004    2003     2002     2001    2000
-------------------------------------------------------------------------------
Ratio of earnings
to fixed charges....        1.96         1.62    1.20     1.07     1.86    2.39


         For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges consist of interest expensed and capitalized, including amortization of deferred finance charges and the portion of rental expense representing interest. We do not have any outstanding preferred stock so our ratios of earnings to fixed charges and preferred share dividends would be the same as the ratios included in the table above.

                        DESCRIPTION OF DEBT SECURITIES

         As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture," each entered into between us and a trustee to be named therein. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures."

         The Indenture or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

         Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Longview. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

         The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

         The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

         Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of any subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

         Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

         o the title of debt securities and whether they are subordinated debt securities or senior debt securities;

         o any limit on the aggregate principal amount of debt securities of such series;

         o the percentage of the principal amount at which the debt securities of any series will be issued;

         o the ability to issue additional debt securities of the same series;

         o the purchase price for the debt securities and the denominations of the debt securities;

         o the specific designation of the series of debt securities being offered;

         o the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended and the method used to determine or extend those dates;

         o the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

         o the basis for calculating interest if other than 360-day year or twelve 30-day months;

         o the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

         o the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

         o whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

         o the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

         o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

         o    the rate or rates of amortization of the debt securities;

         o if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

         o our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

         o the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

         o the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

         o any restriction or condition on the transferability of the debt securities of a particular series;

         o the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

         o the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

         o provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

         o any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

         o any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

         o the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

         o whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

         o the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

         o whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the debt securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

         o any changes necessary to issue the debt securities of any particular series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

         o any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

         o whether we are issuing the debt securities in whole or in part in global form;

         o any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

         o    the depositary for global or certificated debt securities;

         o any federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

         o any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or Events of Default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

         o the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

         o any other specific terms of the debt securities, including any modifications to the Events of Default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations;

         o to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

         o if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

         o the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

         o if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

         Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

         Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

         Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

         Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

         We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Subordination

         The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Debt (as described below).

         Under the Subordinated Indenture, "Senior Debt" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

         o the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

         o any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

         o all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

         o all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

         o all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

         o all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

         However, Senior Debt does not include:

         o any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

         o any of our indebtedness in respect of the subordinated debt securities;

         o any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

         o    any of our indebtedness to any subsidiary; and

         o any liability for federal, state, local or other taxes owed or owing by us.

         Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

         Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

         In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

         If any of the following events occurs, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

         o any dissolution or winding-up or liquidation or reorganization of Longview, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

         o    any general assignment by us for the benefit of creditors; or

         o    any other marshaling of our assets or liabilities.

         In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

         The Subordinated Indenture does not limit the issuance of additional Senior Debt.

Restrictive and Maintenance Covenants

         We will describe any restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Consolidation, Merger, Sale of Assets and Other Transactions

         Unless otherwise noted in a prospectus supplement, we will not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

         o we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the Indentures;

         o immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

         o we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

         Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

         o our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

         o our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

         o our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

         o certain events of bankruptcy, insolvency or reorganization of Longview; and

         o any other event of default provided with respect to debt securities of that series.

         If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

         Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

         The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.

         The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

         No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

         We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

         We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

         We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable Indenture.

         If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the relevant Indenture.

         We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

         Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

         o change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

         o reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

         o change the currency in which any debt security or any premium or interest is payable;

         o impair the right to enforce any payment on or with respect to any debt security;

         o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

         o    modify any of the above provisions.

         The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

         The Subordinated Indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment and Paying Agents

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

         Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

         Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Global Debt Securities

         We may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

         We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

         The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

         o by the depositary for the registered global security to a nominee of the depositary;

         o by a nominee of the depositary to the depositary or to another nominee of the depositary; or

         o by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

         These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

         We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

         Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

         Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

         As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable Indenture. Owners of beneficial interests in a registered global security generally will not:

         o be entitled to have the debt securities represented by the registered global security registered in their own names;

         o receive or be entitled to receive physical delivery of the debt securities in definitive form; and

         o be considered the owners or holders of the debt securities under the applicable Indenture.

         Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable Indenture.

         We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

         We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Longview, the trustee or any other agent of Longview or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

         We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

         We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

         We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

         We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Governing Law

         The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Trustee

         The trustee under each of the Senior Indenture and the Subordinated Indenture will be named in the applicable Indenture.

Conversion or Exchange Rights

         The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Washington law, our articles of incorporation and bylaws.

                         DESCRIPTION OF CAPITAL STOCK

         The following description discusses the general terms of the common stock and preferred stock that we may issue. The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter.

General

         As of the date hereof, our authorized capital stock consists of:

         o 150,000,000 shares of common stock, ascribed value $1.50 per share, of which 51,076,567 shares were outstanding as of May 31, 2005; and

         o 2,000,000 shares of preferred stock, no ascribed or par value, of which no shares are outstanding.

         Set forth below is a summary description of all the material terms of our capital stock. This description is qualified in its entirety by reference to our articles of incorporation and bylaws, a copy of each of which is incorporated as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

         Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. No shares of our common stock are subject to redemption or have preemptive rights.

         Subject to any preference rights of holders of our preferred stock, the holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, our holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of our holders of preferred stock to prior distribution.

Preferred Stock

         Our board of directors may authorize, without action by our shareholders, the issuance of preferred stock in one or more series and may fix the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions thereof, including, without limitation:

         o dividend rights and preferences over dividends on our common stock or any series of preferred stock;

         o    the dividend rate (and whether dividends are cumulative);

         o    conversion rights, if any;

         o    voting rights;

         o rights and terms of redemption (including sinking fund provisions, if any);

         o redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

         o to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

         You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

         o    the title of the series and the number of shares in the series;

         o    the price at which the preferred stock will be offered;

         o the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

         o the voting rights, if any, of the holders of shares of the preferred stock being offered;

         o the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

         o    the liquidation preference per share;

         o the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

         o the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

         o any listing of the preferred stock being offered on any securities exchange;

         o a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

         o    any preemptive rights;

         o the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

         o any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

         o any additional rights, preferences, qualifications, limitations and restrictions of the series.

         Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Preferred Stock Dividend Rights

         Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends in additional shares of preferred stock (whether or not of the same class), shares of common stock or cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

         No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

         Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Preferred Stock Rights Upon Liquidation

         If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Preferred Stock Redemption

         Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

         If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of ours or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

         If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares, other than the right to receive the redemption price, will cease.

Preferred Stock Conversion Rights

         The prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under "Preferred Stock Redemption" above, under some circumstances preferred stock may be required to be converted into common stock or another series of preferred stock.

Preferred Stock Voting Rights

         The prospectus supplement will state any voting rights of that series of preferred stock. Unless otherwise indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Permanent Global Preferred Securities

         A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be The Depository Trust Company ("DTC"). A global security may not be transferred except as a whole to DTC, a nominee of DTC or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

Power to Issue Additional Shares of Common and Preferred Stock

         We believe that the power to issue additional shares of common stock or preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Share Ownership Limitations and Reporting Obligations

         Our articles of incorporation do not and will not contain any restrictions on the number of shares of our stock that a person may own.

         Nevertheless, to monitor our compliance with the share ownership requirements imposed on REITs, we will be required by the Code and Treasury Regulations to maintain records regarding the actual ownership of our shares. To do so, we are required to demand written statements each year from the record holders of certain percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT distributions). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A shareholder who fails or refuses to comply with the demand must submit a statement with its federal income tax return disclosing the actual ownership of the shares and certain other information. If we fail to keep such records to show, to the extent required by the Code and Treasury Regulations, the actual ownership of our outstanding stock, we will fail to qualify for REIT status.

Anti-Takeover Effects of Washington Law, Our Articles of Incorporation, Our Bylaws and Our Rights Plan

         The following is a summary of certain provisions of Washington law, our articles of incorporation and bylaws and our rights plan that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Authorized but Unissued Shares

         The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without our shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Any preferred stock we issue could adversely affect the rights of holders of our common stock and could be issued with terms calculated to delay or prevent a change of control or to make removal of management more difficult. As a consequence, the existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Washington Law

         We are organized under Washington law. Some provisions of Washington law may delay or prevent a transaction which would cause a change in our control.

         Business Combination Statute. Longview may not engage in a "significant business transaction" with any person who acquires 10% or more of our voting stock for a period of five years from the date of the acquisition unless the acquisition is approved by a majority the board of directors prior to the time of the acquisition. Significant business transactions generally include, among other things, mergers or consolidations with, dispositions of assets to, or issuances or redemptions of stock to or from, the acquiring person; termination of 5% or more of the employees of Longview employed in Washington as a result of the acquiring person's acquisition of 10% or more of the shares; and allowing the acquiring person to receive disproportionate benefits as a shareholder.

         After five years, a "significant business transaction" may occur if either (i) the transaction is approved by a majority vote of the shareholders, not including shares held by the acquiring person, at a meeting held five years after the acquiring person became so or (ii) the transaction satisfies certain fair-price provisions specified in the statute. Longview may not opt out of this statute.

         Supermajority Voting Provision. The Washington Business Corporation Act (the "WBCA"), with certain exceptions, (i) generally requires an affirmative vote of two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group to approve a merger, share exchange or a sale of all or substantially all of Longview's assets not in the ordinary course of business and (ii) provides for dissenter's rights under several of the same circumstances. No amendment to our articles of incorporation reducing to less than two-thirds the percentage of votes necessary to approve a merger, share exchange, sale of assets not in the ordinary course of business or dissolution is effective unless such amendment is approved by two-thirds of all the votes entitled to vote. These provisions may have the effect of delaying, deterring or preventing a change in control of Longview.

Other Provisions of Our Articles of Incorporation and Bylaws

         Certain provisions of our articles of incorporation may make a change in control of Longview more difficult to effect. Our articles of incorporation provide for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their terms and each year one class of our directors is elected by our shareholders. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our shareholders. In addition, our articles of incorporation and bylaws provide that directors may be removed only for cause with the affirmative vote of a majority of the voting interest of shareholders entitled to vote.

         Pursuant to our articles of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See "--Preferred Stock." Our bylaws also provide that our shareholders are allowed to call a special meeting of the shareholders only upon the request in writing of shareholders owning a majority in amount of the entire capital stock of Longview issued and outstanding. Advance notice must be provided by our shareholders to nominate persons for election to our board of directors as well as to propose actions to be taken at an annual meeting. These provisions make it more difficult to seek shareholder approval for actions not supported by our Board.

Rights Plan

         On January 26, 1999, our board of directors authorized a rights plan (the "Plan"). The Plan provided for a dividend distribution of one right for each share of common stock to shareholders of record at the close of business on March 1, 1999 and the attachment of a right to any subsequently issued shares of our common stock. The rights expire on March 1, 2009, if not previously redeemed or exercised. Each right entitles the holder to purchase one-tenth of one common share at a price of $5.00 ($50 per whole share), subject to adjustment under certain circumstances. With certain exceptions, the rights will become exercisable only upon the earlier of (i) the first date of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of our common stock (the "Stock Acquisition Date") or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of our common stock (the earlier of such dates being called the "Distribution Date").

         In the event that our board of directors determines that (i) any person becomes an Acquiring Person (other than Longview, its affiliates or members of the Approved Group, as described in the Rights Agreement), or (ii) an Acquiring Person engages in various self-dealing transactions with Longview, each holder of a right (other than the Acquiring Person) will thereafter have the right to receive, upon exercise, that number of shares of our common stock (or, in certain circumstances, cash, property or other securities of Longview) having a value equal to two times the purchase price for each whole share of our common stock issuable pursuant to the exercise of the rights.

         In the event that, at any time following the Stock Acquisition Date,
(i) Longview is acquired in a merger or other business combination transaction in which Longview is not the surviving corporation, (ii) any person consolidates with, or merges with or into, Longview, and Longview is the continuing or surviving corporation of such consolidation or merger, or (iii) 50% or more of Longview's assets or earning power is sold or transferred, each holder of a right (other than the Acquiring Person) shall thereafter have the right to receive, upon exercise, common stock of, in the situations discussed in (i) and (ii), the surviving corporation, and, in the situation discussed in
(iii) above, the person or entity to which the majority of the assets are sold, having a value equal to two times the then current purchase price for each whole share of our common stock issuable pursuant to the exercise of the rights.

         We will generally be entitled to redeem the rights at $0.01 per right at any time until the tenth business day following the Stock Acquisition Date or, if earlier, a change of control of Longview approved by our board of directors.

Limitations on Liability and Indemnification of Directors and Officers

         As permitted by Washington law, our articles of incorporation and bylaws provide that none of our directors will be personally liable to us or our shareholders for monetary damages for his or her conduct as a director, except for:

         o acts or omissions that involve intentional misconduct or a knowing violation of law by a director;

         o    approval of distributions or loans in violation of the WBCA; or

         o any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

         Our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Washington law.

         These provisions may have the practical effect in some cases of eliminating our shareholders' ability to collect monetary damages from our directors and executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Listing

         Our common stock is listed on the NYSE under the symbol "LFB."

Governing Documents

         Prior to 1990, we were a Delaware corporation. On April 6, 1990, we merged into a Washington corporation, incorporated on November 17, 1989, to effect our re-incorporation into Washington. The life of the corporation is perpetual.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock or preferred stock at a future date or dates or at our option. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or preferred stock. The price per share of our common stock or preferred stock and number of shares of our common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract and/or (b) debt securities or debt obligations of third parties (including U.S. treasury securities, other stock purchase contracts or common stock) that would secure the holders' obligations to purchase or to sell, as the case may be, shares of our common stock or preferred stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

         The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral arrangements, relating to the stock purchase contracts or stock purchase units.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material federal income tax consequences relating to the acquisition, holding, and disposition of our stock or other securities. For purposes of this section under the heading "Federal Income Tax Considerations," references to "Longview," "we," "our," and "us" mean only Longview Fibre Company, and not any subsidiaries, except as otherwise indicated. This summary is based upon the Code, Treasury Regulations, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed herein. This summary also assumes that we and any subsidiaries and affiliated entities will operate in accordance with our applicable organizational documents. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules, such as:

         o    an insurance company;

         o    a financial institution or broker-dealer;

         o    a regulated investment company;

         o a holder who received our stock through the exercise of employee stock options or otherwise as compensation;

         o a person holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment;

         and, except to the extent discussed below:

         o    a tax-exempt organization; and

         o    a foreign investor.

         This summary assumes that you will hold our stock as a capital asset, which generally means as property held for investment.

         The federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our stock to any particular shareholder will depend on the shareholder's particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences (including the federal, state, local, and foreign tax consequences) to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of Longview

         We are not currently a REIT. Our board of directors has authorized us to take the steps necessary to elect to be taxed as a REIT, effective for our taxable year commencing January 1, 2006. In order to qualify as a REIT, we will need to move our non-qualifying REIT assets to one or more wholly-owned TRSs. These non-qualifying REIT assets consist principally of our various manufacturing facilities, our converting plants, our sawmill and the related businesses and operations. While we plan to organize and operate in such a manner as to qualify for taxation as a REIT, no assurance can be given by us that our REIT conversion can be completed by January 1, 2006.

         Although we do not intend to request a ruling from the IRS as to our qualification as a REIT, we expect to receive an opinion of Skadden, Arps in the future to the effect that following the proposed transactions for the REIT conversion, we will operate so as to qualify as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. Any opinion of Skadden, Arps would represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps or us that we will so qualify for any particular year. Any opinion of Skadden, Arps would be expressed as of the date issued and would not cover subsequent periods. Counsel would have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

         Furthermore, both the validity of any opinion of Skadden, Arps and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis, all of the results of which will not be monitored by Skadden, Arps. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. There can be no assurance that the IRS will not contend that our interests in any TRSs or other issuers will not cause a violation of the REIT requirements.

Taxation of REITs in General

         As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "--Requirements for Qualification--General." While we intend to operate so that we qualify as a REIT beginning in 2006, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "--Failure to Qualify."

         Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This deduction for dividends paid substantially eliminates the "double taxation" of corporate income (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. Thus, income generated by a REIT and distributed to its shareholders generally is taxed only at the shareholder level upon the distribution of that income.

         Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "Taxation of Shareholders."

         If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

         o We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

         o If we earn net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, such income will be subject to a "prohibited transactions" 100% tax. We intend to conduct our operations so that no asset owned by us or any pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment.

         o If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). We do not anticipate receiving any income from foreclosure property.

         o If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless qualify as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with our gross income.

         o Similarly, pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless qualify as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

         o If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

         o We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "--Requirements for Qualification--General."

         o A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS that do not reflect arm's-length terms.

         o If, during the ten-year period beginning on the first date we are subject to taxation as a REIT (expected to be January 1, 2006), we recognize gain on the disposition of any property held by us as of such date, then, to the extent of the excess of (i) the fair market value of such property as of such date over (ii) the adjusted tax basis of the property as of such date (the "Built-in Gain"), such gain will be subject to tax at the highest corporate tax rate. In addition, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate level tax) in a transaction in which the adjusted tax basis of the asset in our hands is determined by reference to the adjusted tax basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by us, then, to the extent of the Built-in Gains, such gains will be subject to tax at the highest regular corporate tax rate. The IRS has issued a revenue ruling that clarifies that the income derived from the harvesting and sale of timber pursuant to timber cutting contracts (as opposed to the gain derived from the sale of timberlands) will not be subject to the built-in gains tax. Thus, we are not subject to the built-in gains tax on the income we derive from the harvesting and sale of timber from such timberlands. A subsequent sale of such timberlands, however, would be subject to the built-in gains tax.

         o One or more subsidiaries that are formed in the REIT conversion will be TRSs, the earnings of which will be subject to federal corporate income tax.

         o We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

         In addition, we and any subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification -- General

         The Code defines a REIT as a corporation, trust or association:

         (1)  that is managed by one or more trustees or directors;

         (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

         (3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

         (4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

         (5) the beneficial ownership of which is held by 100 or more persons;

         (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

         (7) that meets other tests described below, including with respect to the nature of its income and assets.

         The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (expected to be 2006 in our case).

         As a REIT, to monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

         In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

         The Code provides relief from violations of the REIT gross income requirements, as described below under "--Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the recently enacted American Jobs Creation Act of 2004 (the "2004 Act") includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see "--Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. These provisions of the 2004 Act become effective beginning with the 2005 tax year. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to qualify as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

         Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT.

         Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by one or more disregarded subsidiaries of the REIT, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we may hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

         In the event that a disregarded subsidiary ceases to be wholly owned -- for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours -- the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "--Asset Tests" and "--Income Tests."

         Taxable Subsidiaries. A REIT, in general, may jointly elect with another corporation, whether or not wholly owned, to treat the corporation as a TRS of the REIT. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and any subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

         A parent REIT is not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock of the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the TRS. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as log sales or manufacturing activities).

         Longview will own all of the outstanding stock of any corporate subsidiaries that are engaged in the business of purchasing and harvesting timber and manufacturing lumber, paper and converted products. These corporate subsidiaries will be formed as part of the REIT conversion, to own and operate businesses that Longview, as a REIT, would not be permitted to own and operate directly. Longview will elect to treat its corporate subsidiaries as TRSs.

Income Tests

         In order to qualify for or maintain REIT status, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including gains from timber-cutting contracts and lump-sum sales of timber, "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

         Longview expects that the gains derived by Longview from timber cutting contracts or lump-sum sales of standing timber will be from the sale of real property for purposes of the REIT gross income tests.

         Rents that Longview receives will qualify as "rents from real property" in satisfying the gross income requirements for a REIT only if several conditions are met. For example, if rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. Substantially all of the rental income that Longview has received in the past and is anticipated to receive in the future is derived from certain farmlands and grazing lands, from certain hunting leases and from renting rights of way through its properties. It is anticipated that any income Longview receives from such leases and properties will constitute "rents from real property" under the applicable rules. While it is not expected that Longview will receive a substantial amount of rental income, Longview will take steps to ensure that any such rental income will qualify as "rents from real property" for purposes of the 75% and 95% gross income tests.

         We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

         Any income or gain we or any pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as non-qualifying income for purposes of the 95% gross income test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued or to be issued by us or any pass-through subsidiaries incurred to acquire or carry "real estate assets" (as described below under "--Asset Tests"), and, effective beginning in 2005, the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

         If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and we attach to our tax return a schedule of the sources of our income. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "--Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

         To qualify as a REIT, at the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term "real estate" assets includes interests in real property, such as land, timberlands, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Securities that do not qualify for purposes of this 75% test are subject to the additional asset tests described below.

         Second , the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT's total assets.

         Third, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

         Fourth, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, and for taxable years beginning prior to December 31, 2000, the 10% value test does not apply to "straight debt" having specified characteristics.

         The 2004 Act contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. These provisions are generally effective beginning with the 2005 tax year, except as otherwise noted below.

         One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) the REIT provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

         A second relief provision contained in the 2004 Act applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

         The 2004 Act also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt," which now has an expanded definition and includes securities having certain contingency features. A newly enacted restriction, however, precludes a security from qualifying as "straight debt" where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the 2004 Act provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under " --Income Tests." The 2004 Act also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate equity interest in that partnership. Each of the changes described in this paragraph that were made by the 2004 Act have retroactive effect beginning with the 2001 tax year.

         We believe the proposed composition of our assets will enable us to comply with the foregoing REIT asset requirements in 2006, and we intend to monitor compliance on an ongoing basis. Longview expects that its timberlands, including those timberlands that are subject to timber-cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests. While we will obtain certain independent appraisals to support our conclusions as to the value of certain of our assets, no assurances can be given that the IRS will agree with the conclusions of such appraisals. Longview expects that, at all times after January 1, 2006, substantially more than 75% of the assets we own will consist of fee ownership of timberland. Accordingly, Longview believes that we will be able to meet the 75% test described above on a going forward basis beginning January 1, 2006.

         If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

         REITs generally are required to distribute only 90% of their ordinary taxable income and not their net capital gains income. We expect that for the foreseeable future, our income will consist primarily of net capital gains. We may elect to retain rather than distribute all or a portion of our net long-term capital gains. The effect of this election is that:

         o we would be required to pay the tax on such gains at regular corporate tax rates;

         o our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

         o the basis of a shareholder's stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

         To the extent that we have ordinary taxable income, we are required to make distributions to our shareholders in an amount at least equal to:

         (1) the sum of

                  (a) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and

                  (b) 90% of the net income (after tax), if any, from foreclosure property, minus

         (2) the sum of specified items of non-cash income.

         These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction for us, such dividends must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class.

         To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for above) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions (or estimated tax payments to the extent we decide to retain our net long-term capital gains) so that we are not subject to the 4% excise tax.

         As a REIT, our distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to shareholders of record on a specified date, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, a distribution for a taxable year may be declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year.

         To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by us, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See "Taxation of Shareholders--Taxation of Taxable Domestic Shareholders--Distributions."

         We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

         If we fail to satisfy one or more requirements for REIT qualification during our 2006 or subsequent taxable years, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of

$50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in "--Income Tests" and "--Asset Tests."

         If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated E&P, all distributions to shareholders that are individuals will generally be taxable at a rate of 15% (through 2008) pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

         Net income derived from a prohibited transaction is subject to a 100% excise tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or any pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property we sell will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

         Recently-enacted legislation is generally expected to reduce the risk that Longview would be subject to the prohibited transaction tax with respect to some of its sales of timberlands. Under this legislation, sales of timberlands that satisfy certain requirements specified in the Code would not constitute prohibited transactions. The principal requirements that have to be satisfied are that (i) the timberlands sold during a tax year cannot have an aggregate tax basis that exceeds 10% of the aggregate tax bases of all of Longview's assets as of the beginning of the relevant tax year and (ii) Longview's development expenses with respect to such timberlands for the four years prior to the sale and Longview's marketing expenses with respect to such sales cannot exceed certain specified limits. Longview intends to conduct its activities so that its sales of timberlands (other than those undertaken by any TRSs) qualify for this safe harbor.

Hedging Transactions

         We and any subsidiaries may from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. For taxable years beginning prior to 2005, to the extent that we or a pass-through subsidiary enter into such a contract to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of it, would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. To the extent that we hedge with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met.

         The 2004 Act exempts from the 95% REIT income test, income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets. In general, for a hedging transaction to be "clearly identified," (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction).

         We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

         Distributions. Provided that we qualify as a REIT, distributions from us that are designated as capital gain dividends will generally be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat our shareholders as having received, for federal income tax purposes, our undistributed capital gains while passing through to our shareholders a corresponding refundable credit for taxes we paid on such retained capital gains. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through
2008) in the case of shareholders who are individuals, and 35% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

         Distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, such dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum federal rate through 2008) for qualified dividends received by individuals from taxable C corporations pursuant to the 2003 Act. Shareholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (1) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (2) dividends received by the REIT from TRSs or other taxable C corporations, or (3) income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

         Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November, or December of any year that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by Longview and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

         Dispositions of Longview Stock. In general, a domestic shareholder will realize gain or loss upon the sale, redemption, or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the shareholder's adjusted tax basis in the stock at the time of the disposition. In general, a shareholder's tax basis will equal the shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the shareholder (discussed above), less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of our stock will, pursuant to the 2003 Act, be subject to a maximum federal income tax rate of 15% (through 2008) if our stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our stock is held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

         If an investor recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, the 2004 Act imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

         Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a domestic shareholder of our stock will not be treated as passive activity income. As a result, shareholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Shareholders

         The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders of our stock. A "non-U.S. holder" is any person other than:

         (a)  a citizen or resident of the United States;

         (b) a corporation or partnership created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

         (c) an estate, the income of which is includable in gross income for federal income tax purposes regardless of its source; or

         (d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         If the partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

         The discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

         Capital Gain Dividends. A capital gain dividend by us that is attributable to gain from the disposition of our standing timber or a United States Real Property Interest ("USRPI") held by us will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty, so long as the recipient non-U.S. holder does not own more than 5% of our stock at any time during the taxable year in which the capital gain dividend is received.

         For all other non-U.S. holders, such a distribution will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of such dividends. These distributions may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. Capital gain dividends received by a non-U.S. holder from a REIT attributable to dispositions by that REIT of assets other than USRPIs are generally not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains. Gain from the sale of our stock will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

         Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty.

         In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

         Non-Dividend Distributions. Unless our stock constitutes a USRPI, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder's basis in its Longview stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (for example, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

         Dispositions of Longview Stock. Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, our stock nonetheless will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We expect to be a domestically controlled REIT beginning in 2006. The sale of our stock that was acquired, held and sold when we are a domestically controlled REIT by a non-U.S. holder would not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we will be a domestically controlled REIT.

         Moreover, a non-U.S. holder's sale of stock will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the stock owned is of a class that is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (2) the selling non-U.S. holder held 5% or less of our outstanding stock of that class at all times during a specified testing period.

         If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. Federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

         Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the Untied Sates, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

         Estate Tax. Longview stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Provided that (1) a tax-exempt shareholder has not held our stock as "debt financed property" within the meaning of the Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and
(2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt shareholder.

         Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

         In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock.

         Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

         The American Jobs Creation Act of 2004 contains a number of provisions that affect the tax treatment of REITs and their shareholders. As discussed above, the 2004 Act includes provisions that generally ease compliance with certain REIT asset requirements, with the REIT 95% gross income requirement (in connection with income from hedging activities) which provide for a safe harbor from the 100% prohibited transactions tax (provided that specified conditions are met), and which grant relief in cases involving violations of the REIT asset and other requirements, provided that specified conditions are met. See "Taxation of Longview--Requirements for Qualification--General," "--Asset Tests" and "--Income Tests." The 2004 Act also alters the tax treatment of capital gain dividends received by foreign shareholders in some cases. See "Taxation of Shareholders--Taxation of Foreign Shareholders--Capital Gain Dividends." These changes are generally effective beginning in 2005, except that the provisions relating to the 10% asset (value) requirement have retroactive effect to 2001.

         The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the United States Department of the Treasury. No assurance can be given as to whether, or in what form, the proposals described above (or any other proposals affecting REITs or their shareholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

         We and any subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our shareholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to shareholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock or other securities.

                             PLAN OF DISTRIBUTION

         We may sell our common stock, our preferred stock, any series of debt securities, any stock purchase contracts or any stock purchase units from time to time as follows:

         o    through agents;

         o    to dealers or underwriters for resale;

         o    directly to purchasers; or

         o    through a combination of any of these methods of sale.

         In addition, we may issue the offered securities as a dividend or distribution, including as part of the E&P Distribution, or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase the offered securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

         The prospectus supplement with respect to each series of offered securities will state the terms of the offering of the securities, including:

         o the offering terms, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

         o the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

         o any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

         o    any delayed delivery arrangements;

         o    any initial offering price;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o    any securities exchange on which the securities may be listed.

         The offered securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

         o    at a fixed price or prices, which may be changed;

         o    at market prices prevailing at the time of sale;

         o    at prices related to prevailing market prices; or

         o    at negotiated prices.

         We may solicit offers to purchase the offered securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase the offered securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

         From time to time, we may sell the offered securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those offered securities to the public.

         We may sell the offered securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell the offered securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the offered securities for whom they may act as agents. Underwriters may resell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities. Unless otherwise stated in a prospectus supplement, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if they purchase any of the securities.

         We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell the offered securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

         If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

         We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

         We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

         Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

         Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and other persons may be required to make.

         In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

         The underwriters, dealers and agents, as well as their associates, may be customers of ours or lenders to us, and they may engage in transactions with and perform services for us in the ordinary course of business.

         Each series of securities will be a new issue, and there will be no established trading market for any security, except in the case of our common stock, which is listed on the NYSE. Any common stock sold will be listed on the NYSE, upon official notice of issuance. We may choose not to list any particular series of securities, except our common stock, on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may also make a market in those securities. However, any underwriter that makes a market is not obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the offered securities.

         Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the offered securities will be required to be paid in immediately available funds in New York City. The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

         In compliance with the guidelines of the National Association of Securities Dealers, Inc. (the "NASD"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

         If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

         This prospectus does not refer to any subsequent resales of securities in market-making transactions.

                                 LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, certain tax matters and the validity of the securities offered by us hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Unless otherwise indicated in the applicable prospectus supplement, certain matters related to Washington law will be passed upon for us by Perkins Coie LLP, Portland, Oregon. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being registered. All amounts are estimates except the SEC registration fee. All of these fees and expenses will be borne by the registrant.

       SEC registration fee..................................    $ 117,700
       Printing expenses.....................................       25,000 *
       Legal fees and expenses...............................      125,000 *
       Accounting fees and expenses..........................       25,000 *
       Trustee and Transfer agent fees.......................       15,000 *
       Miscellaneous.........................................       10,000 *
       Total.................................................    $ 317,700
        *  Estimated.

Item 15. Indemnification of Directors and Officers.

         The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and our articles of incorporation and bylaws.

         Longview is a Washington corporation. Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, the approval of distributions illegal under Washington law or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

         Article IX of Longview's articles of incorporation provides that no director of Longview shall be personally liable to Longview or its shareholders for monetary damages for his or her conduct as a director, except for (1) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (2) approval of distributions or loans in violation of Section 23B.08.310 of the WBCA or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article IX of Longview's articles of incorporation further provides that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Longview shall be eliminated or limited to the fullest extent permitted by the WBCA, as so amended.

         Article X of Longview's bylaws provide that Longview shall indemnify and hold each director and officer harmless against any and all loss due to the fact that the person is or was a director or officer, except for losses arising out of: (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) approval of distributions or loans which are finally adjudged to be in violation of the applicable provisions of Washington law or (c) any transaction in which it is finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Except to enforce these indemnification provisions, Longview does not indemnify a director or officer in connection with an action (or part thereof) initiated by the director or officer, unless authorized by the board of directors. If the WBCA is amended to authorize further indemnification of directors or officers, then the directors and officers of Longview will be indemnified to the fullest extent permitted by the WBCA, as so amended.

         The bylaws further provide that an indemnitee shall be presumed to be entitled to indemnification and have the right to be paid by Longview all expenses (including attorneys' fees) incurred in defending any action in advance of its final disposition; provided however, that the payment of such expenses in advance of the final disposition of an action are required to be returned if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

         In addition, Longview may, by action of its board of directors, provide indemnification and pay expenses in advance of the final disposition of an action to employees and agents of Longview with the same scope and effect as indemnification and advancement of expenses of directors and officers of Longview or pursuant to rights granted pursuant to, or provided by, the WBCA or otherwise.

Item 16. Exhibits.

         The exhibits to this registration statement are listed in the Exhibit Index following the signature pages hereto and are incorporated herein by reference.

Item 17. Undertakings.

   (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
         (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed in include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e)   The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Longview, State of Washington on July 27, 2005.

                            LONGVIEW FIBRE COMPANY

                                          By: /s/  Lisa J. McLaughlin
                                             ---------------------------------
                                              Name:  Lisa J. McLaughlin
                                              Title: Senior Vice President-
                                                       Finance, Secretary and
                                                       Treasurer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Wollenberg and Lisa J. McLaughlin, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 27, 2005.

                Name                                      Title

     /s/ Richard H. Wollenberg        Chief Executive Officer and President
   ----------------------------       (Principal Executive Officer) and Chairman
       Richard H. Wollenberg          of the Board


       /s/ Lisa J. McLaughlin         Senior Vice President -Finance, Secretary
   ----------------------------       and Treasurer (Principal Financial and
         Lisa J. McLaughlin           Accounting Officer) and Director


      /s/ Robert E. Wertheimer        Director
   ----------------------------
        Robert E. Wertheimer


        /s/ David L. Bowden           Director
   ----------------------------
          David L. Bowden


      /s/ David A. Wollenberg         Director
   ----------------------------
        David A. Wollenberg


         /s/ M. Alexis Dow            Director
   ----------------------------
           M. Alexis Dow


       /s/ John R. Kretchmer          Director
   ----------------------------
         John R. Kretchmer

      /s/ Michael C. Henderson        Director
   ----------------------------
        Michael C. Henderson


       /s/ Robert A. Kirchner         Director
   ----------------------------
         Robert A. Kirchner

                                 EXHIBIT INDEX

Exhibit
Number                               Description
-------                              -----------

  1.1* Underwriting agreement for common stock, preferred stock, debt securities, stock purchase contracts and stock purchase units.

  4.1 Articles of Incorporation of Longview Fibre Company (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1990).

  4.2           Bylaws of Longview Fibre Company (incorporated by reference to
                Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003).

  4.3 Specimen certificate representing the common stock of Longview Fibre Company.

  4.4* Form of senior indenture, to be entered into between the Company and a trustee to be named therein.

  4.5* Form of subordinated indenture, to be entered into between the Company and a trustee to be named therein.

  4.6* Form of any senior note with respect to each particular series of senior notes issued hereunder (to be included in Exhibit 4.4).

  4.7* Form of any subordinated note with respect to each particular series of subordinated notes issued hereunder (to be included in Exhibit 4.5).

  4.8* Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.

  4.9*          Form of any preferred stock certificate.

  4.10* Purchase contract agreement setting forth stock purchase contracts and/or stock purchase units.

  4.11 Rights Agreement, dated as of March 1, 1999, between Longview Fibre Company and Wells Fargo Bank, N.A., which includes as Exhibit A thereto the Form of Rights Certificate.

  5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality.

  5.2*          Opinion of Perkins Coie LLP as to legality.

  8* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.

  12 Statement regarding computation of ratio of earnings to fixed charges.

  23.1          Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 5.1 and Exhibit 8).

  23.3          Consent of Perkins Coie LLP (to be included in Exhibit 5.2).

  24 Powers of attorney (included on signature pages to the registration statement).

  25.1* Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee under the senior indenture.

  25.2* Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee under the subordinated indenture.

* To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference therein.